                                                                    EXHIBIT 23.5



                         CONSENT OF FINANCIAL ADVISOR


We consent to the use in this Registration Statement of The Peoples BancTrust Company, Inc. on Form S-4 of our opinion related to Elmore County Bancshares, Inc. included in the Joint Proxy Statement/Prospectus of such Registration Statement at Appendix III and to the reference to our firm in the Joint Proxy Statement/Prospectus under the caption "The Merger-Opinion of Financial Advisor to Elmore County."


                                        /s/ T. Stephen Johnson & Associates

Roswell, Georgia
June 26, 1998